SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 2000

                        INTERCONTINENTAL LIFE CORPORATION
             (Exact name of registrant as specified in its charter)

    TEXAS                     0-7288                22-1890938
(State or other               (Commission          (I.R.S. Employer
 jurisdiction                  File Number)         Identification No.)
 of incorporation)

                   701 BRAZOS, SUITE 1400, AUSTIN, TEXAS 78701
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (512) 404-5000


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

Under  its  Stock  Repurchase  Plan,   InterContinental   Life  Corporation  has
purchased, since the inception of the plan, a total of 28,790 shares of its common stock, or approximately 0.3% of the outstanding shares.

The purchases were made in a series of purchases, either in the open market or in "block" transactions, within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The plan, which was approved by the Company's Board of Directors on June 29, 1999, authorizes the repurchase of up to 5% of the issued and outstanding shares of the Company's common stock.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERCONTINENTAL LIFE CORPORATION



                                               BY:  /S/ JAMES M. GRACE

                                                  James M. Grace
                                                  Vice President and Treasurer

Date: January 31, 2000

T:\ILCO.8K\2000.01

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